12B1- PLAN IMPLEMENTING AGREEMENT
      Each Massachusetts Business Trust (Trust) designated in Appendix 1 from time to time, acting severally, and Liberty Funds Distributor, Inc. (LFDI), a Massachusetts corporation, agree effective April ____, 1999:

      1. 12B-1 PLAN. The Trusts, on behalf of their several Funds, have adopted so-called "Rule 12b-1 Plans" (the "Plans") pursuant to Rule 12b-1 (the "Rule") under the Investment Company Act of 1940 (the "Act"). Under the Rule, a Fund may, pursuant to a Plan, pay LFDI a specified portion of its assets to be used for the purposes specified in its Plan. A Plan shall continue in effect with respect to a Class of Shares only so long as specifically approved for that Class at least annually as provided in the Rule. A Plan may not be amended to increase materially the service fee or distribution fee with respect to a Class of Shares without such shareholder approval as is required by the Rule or any applicable orders of the Securities and Exchange Commission, and all material amendments of the Plan must be approved in the manner described in the Rule. A Plan may be terminated with respect to a Class of Shares at any time as provided in the Rule without payment of any penalty.

         This Agreement shall apply to each Fund named in Appendix 1 as that Appendix may be amended from time to time by the parties, in writing.

      2. PAYMENTS, EXPENDITURES  AND REPORTS.

         A. Each Fund shall pay LFDI the amount then due LFDI under a Plan on the 20th day of each month, or, if such day is not a business day, the next business day thereafter, during the term of this Agreement.

         B. LFDI shall expend the amounts paid to it by the Funds under a Plan in its discretion, so long as such expenditures are consistent with the Rule, the Plan, and any instructions LFDI may receive from the Trustees of any Trust.

         C. LFDI shall make all reports required under the Act, the Rule or a Plan to the Trustees of the Trusts, as provided in the Act, the Rule and any Plan or as requested by the Trustees.

      3. CONTINUATION; AMENDMENT; TERMINATION; NOTICE.

         A. This Agreement (i) supersedes and replaces any contract or agreement relating to the subject matter hereof in effect prior to the date hereof, (ii) shall continue in effect as to any Trust or a Fund only so long as specifically approved at least annually by the Trustees or shareholders of the Trust or Fund and (iii) may be amended at any time by written agreement of the parties, each in accordance with the Act and the Rule.

         B. This Agreement (i) shall terminate immediately upon the effective date of any later dated agreement relating to the subject matter hereof, and
(ii) may be terminated upon 60 days' notice without penalty by a vote of the Trustees or by LFDI or otherwise in accordance with the Act, and (iii) will terminate immediately in the event of its assignment (as defined in the Act). Upon termination the obligations of the parties under this Agreement shall cease except for unfulfilled obligations and liabilities arising prior to termination.

         C. All notices required under this Agreement shall be in writing and delivered to the office of the other party.

      4. AGREEMENT AND DECLARATION OF TRUST. A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts. As to each Trust this Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the relevant Fund.

Agreed:

EACH TRUST DESIGNATED IN APPENDIX 1      LIBERTY FUNDS DISTRIBUTOR, INC.

By: Nancy L. Conlin,                     By: Maureen Sweeney, Managing Director
    Secretary For Each Trust

APPENDIX 1

Trust                                        Series
Liberty Trust I
                  Colonial High Yield Securities Fund
                  Colonial Income Fund
                  Colonial Strategic Income Fund
                  Stein Roe Advisor Tax-Managed Growth Fund
                  Stein Roe Advisor Tax-Managed Value Fund

Liberty Trust II
                  Colonial Money Market Fund
                  Colonial Intermediate U.S. Government Fund
                  Colonial Short Duration U.S. Government Fund
                  Newport Tiger Cub Fund
                  Newport Japan Opportunities Fund
                  Newport Greater China Fund

Liberty Trust III
                  Colonial Select Value Fund
                  The Colonial Fund
                  Colonial Federal Securities   Fund
                  Colonial Global Equity  Fund
                  Colonial International  Horizons Fund
                  Colonial Strategic Balanced Fund
                  Colonial Global Utilities Fund
                  Crabbe Huson Small Cap Fund
                  The Crabbe Huson Special Fund
                  Crabbe Huson Equity Fund
                  Crabbe Huson Real Estate Investment Fund
                  Crabbe Huson Managed Income & Equity Fund
                  Crabbe Huson Oregon Tax-Free Fund
                  Crabbe Huson Contrarian Income Fund
                  Crabbe Huson Contrarian Fund

Liberty Trust IV
                  Colonial High  Yield  Municipal  Fund
                  Colonial Intermediate Tax-Exempt Fund
                  Colonial Tax-Exempt Fund
                  Colonial Tax-Exempt Insured Fund
                  Colonial Municipal  Money Market Fund
                  Colonial Utilities  Fund
                  Colonial Counselor  Select  Income  Portfolio
                  Colonial Counselor   Select  Balanced   Portfolio
                  Colonial Counselor Select Growth Portfolio

Colonial Trust V
                  Colonial Massachusetts Tax-Exempt Fund
                  Colonial Connecticut Tax-Exempt Fund
                  Colonial California  Tax-Exempt Fund
                  Colonial Michigan  Tax-Exempt Fund
                  Colonial  Minnesota  Tax-Exempt Fund
                  Colonial New York  Tax-Exempt  Fund
                  Colonial  North  Carolina Tax-Exempt Fund
                  Colonial Ohio Tax-Exempt Fund
                  Colonial Florida Tax-Exempt Fund

Colonial Trust VI
                  Colonial U.S. Growth & Income Fund
                  Colonial Small Cap Value Fund
                  Colonial Aggressive Growth Fund
                  Colonial Value Fund
                  Colonial International Equity Fund
                  Newport Asia Pacific Fund

Colonial Trust VII
                  Newport Tiger Fund


By:  Nancy L. Conlin, Secretary For Each Trust



Liberty Funds Distributor, Inc.



By: Maureen Sweeney, Managing Director

Dated: ______________________________